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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2023
Karat Packaging Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40336	83-2237832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6185 Kimball Avenue, Chino, CA 91708
(Address of principal executive offices) (Zip Code)
(626) 965-8882
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 16, 2023, the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Karat Packaging Inc. (the “Company”) approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm (“Independent Accountant”) for the fiscal year ending December 31, 2023.

Also, effective March 16, 2023, the Committee approved the dismissal of BDO USA LLP ("BDO") as the Company’s Independent Accountant. BDO was engaged as the Company’s Independent Accountant since 2016 and audited the Company’s financial statements as of and for the years ended December 31, 2022 and 2021.

BDO's report on the Company’s financial statements as of and for the years ended December 31, 2022 and December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with BDO's audits of the Company’s financial statements as of and for the years ended December 31, 2022 and 2021, as well as the subsequent interim period through March 16, 2023, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make a reference to the subject matter thereof in connection with its report on the Company’s financial statements for the years ended December 31, 2022 and December 31, 2021 and (ii) no “reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions), except for the material weaknesses in the Company’s internal control over financial reporting related to control environment, risk assessment, and monitoring activities and control activities, and information communication, specifically general controls over information systems that support the financial reporting process, the completeness and accuracy of underlying data used in the operation of certain controls, the sufficiency of the precision level used in management review controls, and activity level controls over balances recorded within revenue and accounts receivable, inventory and cost of sales and procurement process.

The Company provided BDO a copy of this Current Report on Form 8-K (the "Form 8-K") and requested that BDO provide the Company a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of such letter is attached as Exhibit 16.1 to this Form 8-K and is incorporated herein by reference.

During the years ended December 31, 2022 and 2021, and through the subsequent interim period from January 1, 2023 through March 16, 2023, neither the Company nor any party acting on its behalf, consulted with PwC regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's consolidated financial statements, and no written reports or oral advice was provided to the Company by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from BDO USA, LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2023	KARAT PACKAGING INC.

	By:	/s/ Jian Guo
Jian Guo
Chief Financial Officer
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